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                                                                    EXHIBIT (21)

                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                             Percentage
                                         State of            of Voting
                                       Incorporation         Securities
                                                               Owned
--------------------------------       -------------         ----------
Sandwich Chef of Alabama, Inc.            Alabama              100%
Downtown Food Service, Inc.              Tennessee             100%
Sandwich Chef of Colorado, Inc.          Colorado              100%
Sandwich Chef of Texas, Inc.               Texas               100%(a)
Sandwich Chef of D.C., Inc.              Delaware              100%
Sandwich Chef of Illinois, Inc.          Illinois              100%

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(a)      Wholly-owned subsidiary of Sandwich Chef of Colorado, Inc.


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